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                                                                   Exhibit 28(j)

                          CONSENT OF ERNST & YOUNG LLP,
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, and to the incorporation by reference in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 91 to File No. 033-70742; Amendment No. 93 to File No. 811-08090) of Lincoln Variable Insurance Products Trust of our report dated February 18, 2010 of LVIP SSgA Global Tactical Allocation Fund (formerly LVIP Wilshire Aggressive Profile Fund), included in the 2009 Annual Report to shareholders.

                                                           /s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
July 23, 2010